Exhibit 10.12

CONSULTANCY

SERVICES

AGREEMENT

BETWEEN

THE SIRE GROUP LTD (217623)

AND

KE SDN BHD (199001001889 (193451-W))

Agreement No: TSG/01/2024

Prepared by KE

Rel. 2.0

This Consultancy Services Agreement (“Agreement”) is made on the ________________2024 (“Effective Date”) between KE SDN BHD (Company No. 199001001889 (193451-W)) (hereinafter referred to as “KE”), a corporation having its principal place of business at Lot 2-3, HIVE 8, Taman Teknologi MRANTI, Bukit Jalil, 57000, Kuala Lumpur, Malaysia of the one part and The Sire Group Ltd (Company No. 217623) (hereinafter referred to as “the Customer”) having its principal address at No. 4, Franky Building, Providence Industrial Estate, Mahe, Seychelles, of the other part.

WHEREAS

A.	The Customer desires to engage a qualified and experienced software services company to provide software consultancy services for a Human Capital Management development project (hereafter referred to as “Paydaes”).

B.	KE is a software services company which have substantial and comprehensive knowledge, expertise and experience in providing amongst others software consultancy and delivery services.

C.	The Customer desires to appoint KE and KE desires to perform the services on the terms and conditions of this Agreement hereinafter defined.

NOW IT IS HEREBY AGREED as follows:

1.0	DEFINITIONS AND INTERPRETATION

1.1	Definitions

‘Additional Statement of Work or SOW’	means the schedule containing the particulars of the additional services and materials referred to in clause 7 of this Agreement, fees payable and other details. Each Additional Statement of Work shall constitute a separate SOW which is governed by the terms of this Agreement;

‘Agreement’	means this Consultancy Services Agreement and any other relevant Schedules, Additional Statement of Work, and other attachments specifically referenced in this Agreement;

‘Services’	means the services necessary to perform the work as set out in the relevant Statement of Work;

‘Statement of Work’ or ‘SOW’	means any document that identifies itself as a statement of work; incorporates by reference the terms and conditions of this Agreement; and describes the Services, including any specifications, appendices.

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1.2	Interpretation

In this Agreement, unless there is any inconsistency in the subject or context, words importing the singular number include the plural and vice versa. The parties hereby agree that the words importing the male only shall also include the female and vice-versa where the context requires.

The parties also agree that the titles to the clauses in this Agreement are for convenience of reference only, and are not parts of this Agreement and shall not in any way affect the interpretation hereof.

2.0	SCOPE OF SERVICES

The Services to be provided by KE are described in the SOW under Schedule 1 and made a part of this Agreement. SOW contains a description of the Services, Service sites, Service specifications, Service activities, deliverables, performance standard and warranties to which the parties have agreed. In the event of a conflict in the provisions between the SOW and this Agreement, the provisions of the SOW shall take precedence. KE will be responsible for the supply of labour, tools and materials necessary to provide the Services, including any licenses, permits or other terms required for KE to perform the Services.

3.0	KE’S OBLIGATIONS

3.1	KE shall perform the Services and all its other responsibilities and obligations in accordance to this Agreement and the attached SOW.

3.2	KE shall comply strictly with the project schedule described in the SOW unless another schedule has been agreed upon between the parties.

3.3	KE shall provide to the Customer suitable and qualified personnel to perform the Services. The personnel assigned however may change from time to time, provided always consent has been obtained from the Customer.

3.4	KE shall perform the obligations under this Agreement as independent contractors and not as the agent or employee of the Customer.

3.5	KE shall ensure that all statutory requirements of the country where the Services are to be performed are complied with. This includes, but is not limited to employment passes, immigration and taxation.

3.6	KE shall take all reasonable precautions to ensure the health and safety of its personnel assigned to perform the Services. When at the Customer’s premises, the personnel will comply with the Customer’s safety rules and procedures which apply to the workplace.

4.0	THE CUSTOMER’S OBLIGATIONS

4.1	The Customer undertakes to provide KE with any timely resources and/or information which the parties may reasonably require from time to time to enable the parties to proceed uninterruptedly with the performance of this Agreement.

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4.2	The Customer shall, for the purposes of this Agreement, afford to the authorised personnel of KE full and safe access to the Customer’s site as required in the performance of this Agreement.

4.3	The Customer shall provide for adequate and conducive working facilities and environment for KE personnel on site to carry out their work, including Internet and email access, access to the Customer’s relevant application software, PCs, printers, office supplies and work area.

5.0	PRICE AND PAYMENT

5.1	The price for the Services and the payment schedule shall be as specified in Schedule 2.

5.2	KE shall invoice the Customer in accordance with payment schedule and payments shall be made to KE within thirty (30) days from the dates of the invoices by the Customer subject to the proper submission of documentation.

5.3	Unless agreed otherwise, KE shall be reimbursed by the Customer for out-of-pocket expenses such as travels, meals, accommodations and other incidental charges and allowances incurred by KE staff in the performance of this Agreement. The reimbursement shall be made by the Customer on a monthly basis subject to the documented claim made by KE.

5.4	Unless specified otherwise, the price shall include all applicable taxes, levies, duties withholding tax and fiscal charges imposed by the relevant governmental authorities in the jurisdiction in which the Services are rendered by KE.

6.0	WARRANTY

6.1	KE warrants that the Services shall be performed in a professional workmanlike manner with the degree of skill and care that is required by good and sound professional procedures.

6.2	KE warrants that the Services shall be free from any defects in materials, workmanship and perform substantially with this Agreement. KE shall re perform defective and non-conforming Services free of charge except for out-of-pocket expenses for the warranty period stated in SOW commencing from the completion and acceptance of the Services.

7.0	VARIATION AND ADDITIONAL SERVICES

7.1	Additional Services

The Customer may from time to time notify KE that changes, additions or revisions to the SOW are required. KE will comply with the notification and shall first inform the Customer as to any justifiable amount of extra fees and expenses caused by such change, addition or revision and obtain the written approval of the Customer to the amount or such other amount as both parties agree upon in this respect. Regardless of the acceptance or rejection of the requested changes, additions or revisions to the SOW, the project schedule shall as such be reviewed accordingly.

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7.2	Statement of Work for Additional Services

If changes, additions or revisions to the SOW require the performance of additional services and/or the variation of charges for the SOW, the parties shall execute Statement of Work for Additional Services containing such details.

7.3	Variation to the Implementation Schedule

Variations to the project schedule of the Services as defined in the SOW shall be possible subject to proper justification and agreement by both parties provided that none of the party shall unreasonably withhold its agreement to any variation.

8.0	WORK PRODUCT AND INTELLECTUAL PROPERTY

8.1	All rights, titles and interests in or to work products developed by KE in connection with its performance of the Services, including documentation, deliverables and other materials prepared by KE under this Agreement shall belong to the Customer. The Customer however shall permit KE to use the ideas embodied herein in the Services performed by KE.

8.2	All rights to all pre-existing intellectual property and all analytical concepts, approaches or methodologies developed by KE shall be retained by KE.

9.0	TERMINATION

9.1	Term

This Agreement shall be effective immediately upon the execution by the parties and shall remain in full force until terminated in accordance with this Agreement or all duties and obligations of the parties have been fulfilled.

9.2	Termination for Cause

This Agreement may be terminated earlier by either party by giving thirty (30) days written notice to the party if the other party:

(a)	breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days after receipt of the written notice of breach from the other party;

(b)	becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors.

9.3	Effect of Termination

(a)	Any termination under clause 9.2 shall discharge the parties from any liability for further performance of this Agreement.

(b)	Any termination of this Agreement howsoever occasioned shall not affect any accrued rights or liabilities of either party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

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10.0	OFFERS OF EMPLOYMENT

The parties hereto agree that, while performing the Services under this Agreement, and for a period of twelve (12) months following the termination of this Agreement, neither party will, except with the consent of the other party, solicit or offer employment to the other party’s employees or staff under this Agreement.

11.0	CONFIDENTIALITY

11.1	The term “Confidential Information” shall mean any information provided by a party hereto identified as proprietary and/or confidential and disclosed to the other party according to this Agreement. For purpose of this Agreement, “Confidential Information” shall include this Agreement, as well as information including without limitation to research, development, trade secrets or business affairs of the disclosing party, regardless of what media it is attached to and in what form it is prepared.

11.2	Both parties agree to maintain Confidential Information in strict confidence, not to make use thereof other than for the performance of this Agreement. The Confidential Information shall not include information which:

(a)	is already in the possession of the other party prior to the disclosure and had not been obtained by the other party from the disclosing party; or

(b)	is in the public domain though no act or omission of the other party; or

(c)	is disclosed to the receiving party by a third party without breaching of non-disclosure obligation; or

(d)	independently developed by the other party.

11.3	Both parties undertake to the other to take all such steps necessary to ensure compliance with the provisions of this clause by its employees, agents and sub-contractors.

11.4	The obligations to confidentiality in this clause shall survive the expiration or termination of this Agreement for a period of three (3) years.

11.5	In compliance to the Personal Data Protection Act 2010 (PDPA), KE shall at all material times protect the personal data of the Customer from any loss; misuse; modification; unauthorized or accidental access or disclosure; and alteration or destruction.

12.0	GENERAL

12.1	Force Majeure

The parties hereto shall not be liable for failures or delays in performing their obligations hereunder arising from ant cause beyond their control, including but not limited to, acts of Gods, acts of civil or military authority, fires, strikes, lockouts or labour disputes, epidemics, governmental restrictions, wars, riots, earthquakes, storms, typhoons and floods. In the event of any such delay, the delayed party shall promptly notify the other party in writing of the reasons for the delay and the likely duration of the delay, whereby the performance of such party’s obligation shall be suspended during the period that the conditions specified in this clause persist and such party shall be granted an extension of time for performance equal to the period of the delay. Provided that if the conditions shall continue beyond the duration of 30 days, either party may terminate Agreement.

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12.2	Limitation of Liability

Neither party is liable to the other for any consequential, incidental, indirect, punitive or special damages, including commercial loss and lost profits, however caused which directly or indirectly arises under this Agreement.

12.3	Assignment

Neither party shall assign or otherwise transfer this Agreement or any of its rights and obligations hereunder whether in whole or in part without the prior written consent of the other party.

12.4	Successors Bound

This Agreement shall be binding on the parties, their successors and permitted assigns.

12.5	Waiver

Failure or neglect by either party to enforce the provisions hereof shall not be construed or deemed to be a waiver of the party’s right hereunder or in any way affect the validity of the whole or any part of this Agreement or prejudice the parties’ right to take action.

12.6	Variation

It is hereby agreed by the parties hereto that notwithstanding any of the provisions of this Agreement to the contrary, the provisions and terms of this Agreement may be varied or amended by mutual consent of the parties hereto by means of a mutual exchange of letters. Such amendments and variations shall be deemed to become effective and the relevant provisions of this Agreement shall be deemed to have been amended or varied accordingly and shall be read and construed as an integral part of this Agreement.

12.7	Time

Time shall be the essence of this Agreement.

12.8	Notice

All notices shall be in writing and sent by registered mail, express mail, courier, or transmitted by facsimile (if confirmed by such mailing), to the addresses indicated on the first page of this Agreement, or such other address as either party may indicate by at least ten (10) days prior written notice to the other party.

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12.9	Entire Agreement

Save as specifically provided herein, this Agreement supersedes all other prior proposals oral and written, all previous negotiations and all other communications or understandings between the Customer and KE and constitutes the entire agreement between the parties. The Schedules to this Agreement shall be read and construed as an integral part of the Agreement.

12.10	Headings

The headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

12.11	Severability

In the event that any of the terms, conditions or provisions contained in this Agreement shall be invalid, unlawful or unenforceable to any extent, such terms, conditions or provisions shall be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

12.12	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

Accepted and executed by:		Accepted and executed by :
KE SDN BHD		THE SIRE GROUP LTD

/s/ Ho Say San		/s/ on file
Name :	Ho Say San	Name :
Designation :	Managing Director	Designation :

In the presence of		In the presence of

/s/ Woon Swee Ching		/s/ on file
Name :	Woon Swee Ching	Name :
Designation :	Corporate Affairs & Admin	Designation :

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Schedule 1

Statement Of Work

Scope of Works for Paydaes

Functional Advice

To advise and provide detail functional scope and rules to build a Core, Payroll, Leave and Time & Attendance Software Product.

Liaise with Developer

To liaise with appointed third-party developers and project managers to ensure the product is completed in accordance to the agreed scope of Paydaes.

Certification Arrangement

To advise the necessary requirements pertaining to the certifications by the relevant local regulatory authority before rolling out to the relevant market.

Design

To design and document the product around the requirements of the hospitality industry with the necessary essential features and unique propositions.

Areas of design and document is listed in Schedule 3.

Conduct User Acceptance Test

To perform User Acceptance Testing (UAT) and Sign Off after the relevant party completes the system development.

Project Meeting

To participate in project meetings and ad hoc meetings (including for requirement clarifications).

Engagement Approach

System Design

The design of Paydaes is outsourced to the Subject Matter Expert (SME) team of KE. The team from KE is responsible for requirement gathering, functional design, and functional documentation. The team will also design the product with a focus on the hospitality industry, incorporating necessary essential features and unique propositions.

System Development

The Customer has outsourced the software development work to a third-party Vendor (for System Development). The third-party Vendor will be responsible for developing the system, the module, the functionality, etc. accordingly. This development will commence upon the signing off of the Design UI/UX and FRS Documents.

System Test / System Integration Test

The Customer has outsourced to a third-party Vendor (for System Development) to provide user guide and high level test guidelines. The third-party Vendor is required to complete testing (Source Code Unit Testing & System Integration Testing) before passing the codes to the Customer.

User Acceptance Test

The SME team will provide comprehensive Functional Test Plan and Test Cases according to functional requirements.

The SME team of KE and the Quality Assurance (QA) team of the Customer will jointly be the stakeholders of the User Acceptance Test (UAT) milestone. As such, both parties are required to sign off any completion of the UAT.

Deployment

The technical team of the Customer will be responsible for overseeing the deposits of the software and remain vigilant at all times for any alert of technical events.

Post-Launch Support

A 12 months of post-delivery warranty support shall be provided to the Customer, consisting of the following activities.

1. Rectifies any design defects, functional flaws, and system inefficiencies that may or may not be identified during the project. The rectification includes, but is not limited to, providing advice, amending documentation, and conducting testing.

2. Explains the weaknesses, rectifications, and improvements to the vendor appointed by Paydaes to resolve, but not limited to, defects, flaws, or inefficiencies.

3. Attends and provides explanation to queries from Paydeas pertaining to the functionality, processes, and workflow of the system.

For the avoidance of doubt, the warranty does not include any future enhancements and releases of Paydaes.

Project Organization Chart

RACI Matrix

Schedule 2

Pricing & Milestones

KE Consultancy Services for Paydaes

No	Item Descriptions	Estimated Duration	Number of Consultant	Price (MYR)
1.	Consultancy Services as stated under Schedule 1	10 months	3	367,000.00
Total Price Inclusive of all taxes				367,000.00

Please note that:

-	The project Paydaes will be conducted either remotely/offsite or onsite within Klang Valley. Price shall include travelling and related expenses within Klang Valley. If overseas travelling is required, KE shall be reimbursed for out-of-pocket expenses such as travels, meals, accommodation and other incidental charges and allowances incurred by the consultants.

Payment Milestones

No	Item	Milestone	%	(RM)
1	Consultancy Services	Upon Signing of Agreement	25%	91,750.00
2		Upon Completion of Design	25%	91,750.00
3		Upon Completion of UAT	25%	91,750.00
4		Upon System Launch	25%	91,750.00
Total (RM)				367,000.00

Schedule 3

Design Specification

No.	Menu	Sub-Menu		Sub Sub-Menu
A) Login Page
1	LOGIN PAGE	1.1 Sign-in Page
1.2 Forgot Password
B) Self-Service
2	MY PAGE	2.1 My Time Recording	2.1.1	Clock In / Out
		2.2 My Time & Attendance	2.2.1	Leave Calendar
			2.2.2	Leave Request
			2.2.3	Overtime Request
			2.2.4	Attendance Data
		2.3 My Payroll	2.3.1	Payslip
			2.3.2	EA / EC
			2.3.3	PCBII
		2.4 My Approval	2.4.1	Pending Approval
C) Setup & Configuration
3	FOUNDATION TABLES	3.1 Core HR	3.1.1	Company
			3.1.2	Department
			3.1.3	Cost Centre
			3.1.4	Location
			3.1.5	Job Code
			3.1.6	Grade
			3.1.7	Reserved Fields
		3.2 Payroll	3.2.1	Payroll Installation Table
			3.2.2	Bank
			3.2.3	Pay Entity
			3.2.4	Pay Group
			3.2.5	Employer Statutory Details
			3.2.6	Tax Rate Table
			3.2.7	EPF Rate Table
			3.2.8	SOCSO/EIS Rate Table
			3.2.9	Payroll Components
			3.2.10	Payroll Variable Setting
			3.2.11	Payslip Template
			3.2.12	Report Field Setting
			3.2.13	EA Setting
			3.2.14	Tax Receipt (PCB II)

		3.3 Journal Setting	3.3.1	Element Groups
			3.3.2	Account Number
			3.3.3	Chart of Accounts
		3.4 Time and Attendance	3.4.1	Shift
			3.4.2	Shift Group
			3.4.3	Shift Schedule
			3.4.4	Holiday Schedule
			3.4.5	Location Ratio
		3.5 Leave	3.5.1	Leave Type
			3.5.2	Leave Group
			3.5.3	Leave Entitlement
		3.6 Overtime	3.6.1	Overtime Setting
D) Data Maintenance
4	EMPLOYEE	4.1 Personal Data	4.1.1	Biographical & Contact Information
		4.2 Career Movement	4.2.1	Employment Data
			4.2.2	Career Transactions
5	PAYROLL	5.1 Employee Payroll Data	5.1.1	Payroll Master Data
			5.1.2	Basic Salary
			5.1.3	Bank Account
			5.1.4	Statutory Enrolment
			5.1.5	Deduction Recipients
			5.1.6	TP3
		5.2 Earnings & Deductions Assignment	5.2.1	Maintain Pay Component
			5.2.2	Upload Pay Component
			5.2.3	TP1
6	TIME AND ATTENDANCE	6.1 Attendance Data	6.1.1	Upload Attendance Raw Data
			6.1.2	Review Attendance Raw Data
			6.1.3	Maintain Attendance Raw Data
		6.2 Leave Data	6.2.1	Review / Adjust Leave Balance
			6.2.2	Leave Request
		6.3 Overtime data	6.3.1	Overtime Request

E) Processes
7	PAYROLL	7.1 Pay Processing	7.1.1	Pay Period
			7.1.2	Pay Cycle
			7.1.3	Pay Calculation Process
			7.1.4	Review Pay Results
			7.1.5	Pay Finalization
		7.2 Payment Process	7.2.1	Payment Process
			7.2.2	Net Pay Listing
			7.2.3	Bank File
		7.3 Payslip Process	7.3.1	Generate Payslip
			7.3.2	Admin Review Payslip
			7.3.3	Send Payslip via Email
		7.4 Journal Processing	7.4.1	Journal Entry Process
			7.4.2	Generate Salary Journal Report
8	TIME AND ATTENDANCE	8.1 Processes	8.1.1	Generate Leave Entitlement
			8.1.2	Attendance Interface Process
			8.1.3	Review Attendance Interface Data
			8.1.4	Upload Attendance Interface Data
F) Reports
9	EMPLOYEE	9.1 Reports	9.1.1	Staff Listing
10	PAYROLL	10.1 Payroll Reports	10.1.1	Earnings & Deductions Listing
			10.1.2	Payroll Summary
			10.1.3	Payroll Variance Report
			10.1.4	12 Months Pay Listing
			10.1.5	Tabung Haji Listing
			10.1.6	ASNB
			10.1.7	PTPTN
			10.1.8	ZAKAT
			10.1.9	HRDF
		10.2 Monthly Statutory Submission	10.2.1	EPF Form A
			10.2.2	SOCSO Form 2
			10.2.3	SOCSO Form 3
			10.2.4	SOCSO Form 8A
			10.2.5	Form EIS SIP
			10.2.6	Form EIS SIP 2A
			10.2.7	Form CP39
			10.2.8	Form CP21
			10.2.9	Form CP22
			10.2.10	Form CP22A
		10.3 Yearly Statutory Submission	10.3.1	Create and Review EA (Private Sector) / EC (Government) & PCB II
			10.3.2	eEA / eEC Send via email
			10.3.3	ePCB II & Send via email
			10.3.4	FORM E/CP8D
		10.4 LHDN Audit Reports	10.4.1	Employee Master File
			10.4.2	Payroll Register File
			10.4.3	Chart of Account for Payroll
11	TIME AND ATTENDANCE	11.1 Reports	11.1.1	Attendance Report
			11.1.2	Attendance Transaction Report
			11.1.3	Leave Balance Report
			11.1.4	Leave Transaction Report
			11.1.5	Overtime Report
			11.1.6	Attendance Interface Report
G) eMobile App
12	HOME PAGE	12.1 My HR Data	12.1.1	Personal Information
		12.2 My Time & Attendance	12.2.1	Leave Calendar
			12.2.2	Leave Request
			12.2.3	Overtime Request
			12.2.4	Attendance Data
		12.3 My Time Recording	12.3.1	Clock In / Out
		12.4 My Payroll	12.4.1	Payslip
			12.4.2	EA / EC
			12.4.3	PCB II
		12.5 My Approval	12.4.4	Pending Approval

H)Others

13	DATA MIGRATION	13.1 Data Uploading	13.1.1	Biographical & Contact Information
			13.1.2	Employment Data
			13.1.3	Career Transactions
			13.1.4	Payroll Master Data
			13.1.5	Basic Salary
			13.1.6	Employee Bank Account
			13.1.7	Statutory Enrolment
			13.1.8	Pay Results
			13.1.9	Leave Transaction
			13.1.10	Overtime Transaction
14	SYSTEM SECURITY	14.1 Security Access	14.1.1	Role and Responsibility
			14.1.2	Data Access
			14.1.3	Password Control
15	QUERY			This module is to allow authorised HR users to pick data fields from their database schema and generate ad-hoc reports. UI/UX required for user interaction.
16	AUDIT			This module is to allow authorised HR users to retrieve audit trail stored in database. The purpose of this module is to address compliance requirements. UI/UX required for user interaction.
17	WORKFLOW CONFIGURATION			This module is to allow authorised HR users to configure workflow for relevant use cases in the system.